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                                                                    EXHIBIT 99_3

                              U.S. RENTALS, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (i) acknowledges receipt of the Notice of Special Meeting of Stockholders of U.S. Rentals, Inc. ("USR") to be held on September 29, 1998 (the "Special Meeting") and the Joint Proxy Statement/Prospectus furnished in connection therewith, and (ii) appoints Richard D. Colburn, William F. Berry and John S. McKinney, and each of them, proxies with full power of substitution and revocation, to represent the undersigned and to act and vote for and in the name, place and stead of the undersigned, with all powers which the undersigned would possess if personally present, at the Special Meeting and at any adjournments or postponements thereof, on the following matters and in the discretion of such proxies on any other matters which may come before the Special Meeting or any adjournments or postponements thereof.

To vote in accordance with the Board of Directors' recommendations just sign on the reverse side; no boxes need to be checked.

                 (to be dated and signed on the reverse side)
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[X] Please mark your
    votes as indicated in
    this example

The undersigned directs that this proxy be voted as follows:                            FOR         AGAINST        ABSTAIN
Item 1 Proposal to adopt the Agreement and Plan of Merger, dated as of June 15,         [_]           [_]            [_]
       1998, as amended and restated on August 31, 1998, among USR, United
       Rentals, Inc. ("URI") and UR Acquisition Corporation ("Merger Sub"),
       pursuant to which, among other things (i) Merger Sub will be merged with and into USR, with USR as the surviving corporation of the merger and wholly owned subsidiary of URI, and (ii) each outstanding share of common stock of USR will be converted into the right to receive 0.9625 of a share of common stock of URI.

Item 2 In the discretion of the proxies named above, upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.
                                                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
                                                  THE UNDERSIGNED. IN THE ABSENCE OF SUCH DIRECTION THE PROXY WILL BE VOTED FOR
                                                  THE PROPOSAL SET FORTH IN ITEM 1 AND PURSUANT TO ITEM 2. THE PROXIES CANNOT VOTE
                                                  YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                  PLEASE MARK, DATE AND SIGN THIS CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. NO
                                                  POSTAGE IS REQUIRED.


_______________________________________ DATE: ___________, 1998 ___________________________________________ DATE: ___________, 1998
        (SIGNATURE OF STOCKHOLDER)                              (SIGNATURE OF STOCKHOLDER (IF JOINTLY HELD))

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NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH
SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF EXECUTED BY A CORPORATION, THIS PROXY SHOULD BE SIGNED BY A DULY AUTHORIZED OFFICER AND STATE THE FULL NAME OF THE CORPORATION.